                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                              ------------------

                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)      September 27, 1995
                                                 ------------------------------
                                                         (July 12, 1995)


                              ADAC Laboratories
 ------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        California                     0-9428                   94-1725806
 ------------------------------------------------------------------------------
 (State of incorporation)     (Commission file number)    (IRS Employer ID No.)


 540 Alder Drive, Milpitas, California                                   95035
 ------------------------------------------------------------------------------
 (Address of principal executive offices)                           (Zip Code)


 Registrant's telephone number, including area code      (408) 321-9100
                                                    ---------------------------

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

        The following financial statements and pro forma financial information are filed as part of this report.

        (a) Financial statements of the business acquired, prepared pursuant to Rule 3.05 of Regulation S-X.


     Item
     ----
     (1) - Unaudited Interim Consolidated Financial Statements of Community
           Health Computing Corp. (Debtor-in-Possession)

           Consolidated Balance Sheet - May 31, 1995

           Consolidated Statements of Operations - six months ended
           May 31, 1995 and 1994

           Consolidated Statements of Cash Flows - six months ended
           May 31, 1995 and 1994

           Notes to Consolidated Financial Statements

     (2) - Audited Financial Statements of Community Health Computing Corp.

           Report of Price Waterhouse LLP, Certified Public Accountants

           Consolidated Balance Sheets - November 30, 1994 and 1993

           Consolidated Statements of Operations - years ended November 30, 1994
           1993 and 1992

           Consolidated Statements of Changes in Stockholder's Equity
           (Deficit) - years ended November 30, 1994, 1993 and 1992

           Consolidated Statements of Cash Flows - years ended November 30, 1994
           1993 and 1992

           Notes to Consolidated Financial Statements

        (b) Pro form financial information, prepared pursuant to Article 11 of Regulation S-X

     Item
     ----
     (1) - Unaudited Pro Forma Combined Condensed Financial Statements of ADAC
           Laboratories and Community Health Computing Corp.

           Pro Forma Combined Condensed Balance Sheet - July 2, 1995

           Pro Forma Combined Condensed Statement of Operations - year ended October 2, 1994

           Pro Forma Combined Condensed Statement of Operations - six months ended July 2, 1995

           Notes to Pro Forma Combined Condensed Financial Statements

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 1995

                                        ADAC Laboratories



                                        ----------------------------------
                                        Andre Simone
                                        Interim Chief Financial Officer

                    COMMUNITY HEALTH COMPUTING CORPORATION
                            (DEBTOR-IN-POSSESSION)

                                 ------------


                      CONSOLIDATED FINANCIAL STATEMENTS

                      AS OF MAY 31, 1995 AND FOR THE SIX
                      MONTHS ENDED MAY 31, 1995 AND 1994

                                 (UNAUDITED)

                    COMMUNITY HEALTH COMPUTING CORPORATION
                            (DEBTOR-IN-POSSESSION)

                          CONSOLIDATED BALANCE SHEET

                                 (unaudited)
                      (in thousands, except share data)

                                   --------

                                                                     May 31,
                                                                      1995
                                                                    --------
                          ASSETS

Current assets:
  Cash and cash equivalents                                         $  3,408
  Accounts receivable - trade                                          1,216
  Inventories                                                            339
  Other current assets                                                   769
                                                                    --------
        Total current assets                                           5,732

Furniture, fixtures and equipment, net                                 2,435
Software development costs, net                                        2,267
Prepaid software license fees                                            399
Other assets                                                           1,511
                                                                    --------
          Total assets                                              $ 12,344
                                                                    ========

            LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities not subject to compromise:
  Accounts payable                                                  $    327
  Customer deposits and advance billings                               3,012
  Accrued expenses                                                     3,565
  Revolving loan and current maturities of long-term debt              6,630
  Current portion of capital lease obligations                           170
                                                                    --------
        Total current liabilities                                     13,704

Other long-term liabilities                                              484
Liabilities subject to compromise                                      9,360
                                                                    --------
        Total liabilities                                             23,548
                                                                    --------

Commitments and contingencies

Stockholders' deficit:
  Common stock, $.001 par value:
    Authorized: 20,000,000 shares
    Issued and outstanding: 8,536,797 shares                               9
  Preferred stock, $.001 par value
    Authorized: 250,000 shares
    Issued and outstanding: none
Additional paid in capital                                            33,065
Accumulated deficit                                                  (44,278)
                                                                    --------
        Total stockholders' deficit                                  (11,204)
                                                                    --------
          Total liabilities and stockholders' deficit               $ 12,344
                                                                    ========


             The accompanying notes are an integral part of these
                      consolidated financial statements.

                    COMMUNITY HEALTH COMPUTING CORPORATION
                            (DEBTOR-IN-POSSESSION)

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (unaudited)
             (in thousands, except loss per share and share data)

                                    ------

                                                                         Six Months        Six Months
                                                                           Ended              Ended
                                                                           May 31,           May 31,
                                                                            1995              1994
                                                                         ----------        ----------
Revenues:
  System sales and licensing                                              $   1,350         $   8,912
  Support and maintenance                                                     8,082            10,180
                                                                          ---------         ---------
          Total revenues                                                      9,432            19,092
                                                                          ---------         ---------
Costs and expenses:
  Cost of system sales and licensing                                          2,630             4,531
  Client services and other operating costs                                   4,031             7,934
  Research and development                                                    2,086             1,950
  Marketing and sales                                                         1,110             4,754
  General and administrative                                                  1,093             2,014
                                                                          ---------         ---------
          Total costs and expenses                                           10,950            21,183
                                                                          ---------         ---------
            Loss from operations                                             (1,518)           (2,091)

Interest expense                                                               (349)             (318)
Other income (loss), net                                                       (139)              161
                                                                          ---------         ---------
          Loss before reorganization items and income taxes                  (2,006)           (2,248)

Reorganization items:
  Provision for reorganization expenses                                      (1,534)
  Gain on disposal of UK subsidiary                                             744
                                                                          ---------         ---------
          Loss before income taxes                                           (2,796)

Income tax provision
                                                                          ---------         ---------
Net loss                                                                  $  (2,796)        $  (2,248)
                                                                          =========         =========
Net loss per share                                                        $   (0.33)        $   (0.30)
                                                                          =========         =========
Weighted average common shares outstanding                                8,536,797         7,442,137
                                                                          =========         =========



             The accompanying notes are an integral part of these
                      consolidated financial statements.

                    COMMUNITY HEALTH COMPUTING CORPORATION
                            (DEBTOR-IN-POSSESSION)

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (unaudited)
                                (in thousands)

                                   --------


                                                                               Six            Six
                                                                             Months         Months
                                                                              Ended          Ended
                                                                             May 31,        May 31,
                                                                              1995           1994
                                                                             -------        -------
Cash flows from operating activities:
  Net loss                                                                   $(2,796)       $(2,248)
  Add (deduct) noncash items:
    Depreciation and amortization                                                945          2,284
    Gain on disposal of CHC, UK                                                 (744)
    Provision for reorganization expenses                                      1,601
    Deferred rent and other                                                       14            183
    Changes in operating assets and liabilities:
      Accounts receivable - trade                                              1,355         (1,400)
      Inventories                                                                 47            225
      Other current assets and liabilities                                      (774)           100
      Accounts payable                                                          (159)           618
      Customer deposits and advanced billings                                 (2,475)         1,081
      Other assets                                                               143            (33)
                                                                             -------        -------
          Net cash provided by (used in) operating activities
            before reorganization items                                       (2,843)           810

Cash flows from reorganization items:
  Proceeds from sale of Dallas assets                                          2,000
  Interest on cash accumulated due to chapter 11                                 (67)
                                                                             -------        -------
          Net cash provided by (used in) operating activities                   (910)           810
                                                                             -------        -------
Cash flows from investing activities:
  Purchase of property and equipment, net                                        (17)          (484)
  Capitalized development expenditures                                                       (3,254)
                                                                             -------        -------
          Net cash used in investing activities                                  (17)        (3,738)
                                                                             -------        -------
Cash flows from financing activities:
  Borrowings on short-term notes payable                                       6,610            341
  Repayments of short-term notes payable                                      (2,521)        (1,553)
  Proceeds from the exercise of options                                                          27
  Advances to CHC, UK prior to bankruptcy                                       (342)
                                                                             -------        -------
          Net cash provided by (used in) financing activities                  3,747         (1,185)
                                                                             -------        -------
Effect of translation rate on cash and equivalents                                              (79)
                                                                             -------        -------
          Net increase (decrease) in cash                                      2,820         (4,192)

Cash and cash equivalents, beginning of period                                   588          5,375
                                                                             -------        -------
Cash and cash equivalents, end of period                                     $ 3,408        $ 1,183
                                                                             =======        =======



             The accompanying notes are an integral part of these
                      consolidated financial statements.

                    COMMUNITY HEALTH COMPUTING CORPORATION
                            (DEBTOR-IN-POSSESSION)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (unaudited)

                                   --------

1.  BASIS OF FINANCIAL STATEMENT PRESENTATION:

    The financial statements as of May 31, 1995 and for the six months ended May 31, 1995 and 1994 are unaudited and reflect adjustments which are in the opinion of management necessary for a fair presentation of the financial position of Community Health Computing Corporation (the Company) as of May 31, 1995 and the results of operations and cash flows for the periods presented. Such adjustments are of a normal and recurring nature except for the adjustments resulting from the reorganization discussed in
    Note 2 and 3. The results of operations for six month periods are not necessarily indicative of the operating results for a full year or future operations. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's consolidated financial statements for fiscal year ended November 30, 1994.

2.  CHAPTER 11 FILING:

    On December 7, 1994 (the Petition date), the Company filed a petition
    (the Filing) for reorganization under Chapter 11 of the Federal Bankruptcy Code (Chapter 11) in the United States Bankruptcy Court for the Southern District of Texas (the Bankruptcy Court). The Company is seeking to reorganize and is currently doing business as a debtor-in-possession under Chapter 11. The Company is authorized by the Bankruptcy Court to operate its business but may not engage in transactions outside the ordinary course of business without approval after notice and hearing of the Bankruptcy Court.

    The Company's Plan of Reorganization (the Plan) was submitted to its creditors and the Bankruptcy Court and was confirmed on April 25, 1995. Under the Plan, CHC, Inc. will remain the wholly-owned subsidiary of CHC Corporation. CHC Corporation's existing common stock will be canceled and new preferred stock will be issued to ADAC Laboratories (ADAC) which will then become the sole stockholder of CHC Corporation. The Plan was approved by the Bankruptcy Court on July 12, 1995. The Company's United Kingdom subsidiary went into receivership on January 16, 1995 and is being liquidated.




                                  Continued

                    COMMUNITY HEALTH COMPUTING CORPORATION
                            (DEBTOR-IN-POSSESSION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                 (unaudited)

                                   --------

3.  RECLASSIFICATION AND ADJUSTMENTS:

    Consistent with the Chapter 11 proceedings, the accompanying financial statements have been prepared under the guidance of the AICPA's Statement of Position (SOP 90-7) entitled Financial Reporting by Entities in Reorganization under the Bankruptcy Code. In order to comply with the above SOP, the Company has made certain adjustments to its financial statements that management believe are necessary for a fair presentation of its financial position as of May 31, 1995. Among these adjustments is a reclassification of pre-petition liabilities to a balance sheet caption of Liabilities Subject to Compromise. Additional pre-petition liabilities could arise as a result of claims filed by parties affected by the Company's rejection of executory contracts, including leases, depending on further developments with respect to disputed claims. The ultimate determination of such liabilities has not been completed.

    Additional adjustments have been made to the Company's Consolidated Statement of Operations and Consolidated Statement of Cash Flows for the six month period ended May 31, 1995 in conjunction with SOP 90-7.

4.  LIABILITIES SUBJECT TO COMPROMISE:

    The liabilities that are expected to be settled as part of the reorganization are classified in the accompanying consolidated balance sheet as Liabilities Subject to Compromise. These amounts may be subject to future adjustments depending on further developments with respect to disputed claims. The amount of Liabilities Subject to Compromise is made up of the following (in thousands):


        Trade payables and other miscellaneous claims           $6,304
        Capital lease obligations and notes payable              1,415
        Convertible subordinated debenture                       1,000
        Long-term consulting contract                              641
                                                                ------
        Total                                                   $9,360
                                                                ======

5.  LOSS PER SHARE:

    The net loss per share is based upon the weighted average number of common shares outstanding during the period. Outstanding common equivalent shares were not included in loss periods since the effect of these were anti-dilutive.



                                  Continued

                    COMMUNITY HEALTH COMPUTING CORPORATION
                            (DEBTOR-IN-POSSESSION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                 (unaudited)

                                  ----------

6.      POST PETITION FINANCING AGREEMENTS:

        During the six month period ending May 31, 1995, the Company entered into a series of loan agreements with ADAC Laboratories to provide funds to meet the working capital needs of the Company. The agreements provided for an aggregate maximum amount of $7,707,000. The loans bear interest at the rate of 12% per annum on the unpaid balances. Interest is payable monthly. On May 31, 1995, the amount outstanding pursuant to these agreements was $6,585,000.

7.      SUBSEQUENT EVENT:

        Subsequent to May 31, 1995, the company's Plan of Reorganization became effective and all documents were executed and all transfers necessary to effectuate the ADAC Purchase Agreement, the Post Confirmation Loan Agreement and the establishment of the CHC Liquidating Trust. These agreements became effective July 12, 1995 at which time Community Health Computing Corporation became a wholly owned subsidiary of ADAC Laboratories.

        In connection with the reorganization and ultimate execution of the above agreements, certain contracts and-or agreements of the Company's that existed at November 30, 1994 have been discontinued. The list of discontinued agreements consists but is not limited to the Company's 1993 Amended and Restated Stock Option Plan.

        On July 12, 1995, The Company entered into an agreement for the formation of the CHC Liquidating Trust to manage the Trust assets and pay all allowed claims pursuant to the confirmed Joint Plan of Reorganization. The Trust consists of approximately $7,856,000 advanced by ADAC Laboratories (which represents the total to be advanced by ADAC under the agreement), the proceeds from the sale of the Dallas operations of approximately $1,969,000, the LifeSpan Clinical Information System and other related assets, all Liabilities Subject to Compromise as described in Note 4 above, all potential and contingent claims arising from the rejection of contracts which have not been previously recorded due to their unestimatable nature at this time, all administrative claims arising after May 31, 1995 and all claims arising from the administration of the Trust.

[LOGO Price Waterhouse LLP]


                      REPORT OF INDEPENDENT ACCOUNTANTS

June 30, 1995

To the Board of Directors and Stockholders of Community Health Computing Corp.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Community Health Computing Corp. and its subsidiaries at November 30, 1993 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring operating losses and, at November 30, 1994, has a net working capital deficit and a net stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. As discussed in Note 1 to the financial statements, on December 7, 1994, the Company filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ PRICE WATERHOUSE LLP

                       COMMUNITY HEALTH COMPUTING CORP.

                          CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                   NOVEMBER 30,
                                                                               --------------------
                                                                                 1993        1994
                                                                               -------     --------

                                ASSETS

Current assets:
  Cash and cash equivalents ................................................   $ 5,375     $    588
  Accounts receivable -- trade, net ........................................    11,537        6,057
  Inventories ..............................................................     2,078          397
  Other current assets  ....................................................     1,331          789
                                                                               -------     --------
      Total current assets  ................................................    20,321        7,831
Furniture, fixtures and equipment, net .....................................     5,104        4,270
Software development costs, net  ...........................................    12,834        3,016
Prepaid software license fees  .............................................       849          549
Other assets ...............................................................     1,199        2,394
                                                                               -------     --------
                                                                               $40,307     $ 18,060
                                                                               =======     ========

             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable ..........................................................  $ 5,376     $  5,850
  Customer deposits and advance billings ....................................    1,835        7,709
  Accrued expenses and other ................................................    2,216        5,227
  Revolving loan and current maturities of long-term debt  ..................    4,003        4,347
  Current portion of capital lease obligations ..............................      810          833
                                                                               -------     --------
      Total current liabilities  ............................................   14,240       23,966
Long-term debt ..............................................................       23
Convertible subordinated debenture due a related party ......................    1,000        1,000
Capital lease obligations, less current portion  ............................      574          386
Other liabilities  ..........................................................    1,375        1,116
                                                                               -------     --------
                                                                                17,212       26,468
                                                                               -------     --------
Stockholders' equity (deficit):
  Series A Preferred stock, $.001 par value, 250,000 shares
    authorized, no shares issued or outstanding in 1993 and
    1994, respectively
  Common stock, $.001 par value, 20,000,000 shares authorized,
    7,419,435 and 8,536,797 shares issued and outstanding in
    1993 and 1994, respectively ............................................         7            9
Additional paid-in capital  ................................................    30,960       33,065
Accumulated deficit ........................................................    (7,672)     (41,207)
Cumulative translation adjustment ..........................................      (200)        (275)
                                                                               -------     --------
      Total stockholders' equity (deficit)  ................................    23,095       (8,408)
                                                                               -------     --------
Commitments and contingencies (Notes 1 and 14)..............................
                                                                               -------     --------
                                                                               $40,307     $ 18,060
                                                                               =======     ========


        The accompanying notes are an integral part of this statement.

                       COMMUNITY HEALTH COMPUTING CORP.

                     CONSOLIDATED STATEMENT OF OPERATIONS
           (IN THOUSANDS, EXCEPT EARNINGS PER SHARE AND SHARE DATA)


                                                                  YEARS ENDED
                                                                  NOVEMBER 30,
                                                        --------------------------------
                                                         1992        1993         1994
                                                        -------     -------     --------
Revenues:
  System sales and licensing........................    $26,663     $18,829     $ 10,567
  Support and maintenance...........................     16,777      18,004       20,378
                                                        -------     -------     --------
      Total revenues................................     43,440      36,833       30,945
                                                        -------     -------     --------

Cost and expenses:
  Cost of system sales and licensing................     10,588       9,189       11,452
  Client services and other operating costs.........     13,842      15,711       18,004
  Research and development..........................      3,196       3,891        5,551
  Selling, general and administrative...............     11,933      13,794       16,411
  Write-off of capitalized software development
    costs (Note 15).................................                              11,382
  Provision for employee terminations (Note 15).....                               1,102
                                                        -------     -------     --------
                                                         39,559      42,585       63,902
                                                        -------     -------     --------
Income (loss) from operations.......................      3,881      (5,752)     (32,957)
Interest expense....................................       (873)       (657)        (711)
Other income, net...................................        217         361          163
                                                        -------     -------     --------
Income (loss) before income taxes...................      3,225      (6,048)     (33,505)
Income tax provision (benefit)......................        620        (605)
                                                        -------     -------     --------
      Net income (loss).............................    $ 2,605     $(5,443)    $(33,505)
                                                        =======     =======     ========





        The accompanying notes are an integral part of this statement.

                       COMMUNITY HEALTH COMPUTING CORP.

                     CONSOLIDATED STATEMENT OF CHANGES IN
                        STOCKHOLDERS' EQUITY (DEFICIT)
                        (IN THOUSANDS, EXCEPT SHARES)

                                          SERIES A
                                      PREFERRED STOCK       COMMON STOCK      ADDITIONAL   ACCUMU-  CUMULATIVE
                                    ------------------   ------------------    PAID-IN     LATED    TRANSLATION
                                     SHARES     AMOUNT     SHARES    AMOUNT    CAPITAL     DEFICIT   ADJUSTMENT   TOTAL
                                    --------    ------   ---------   ------   ----------  --------  -----------  --------
Balance November 30, 1991 .......                        1,706,234    $ 171    $ 1,085    $ (4,786)    $ (18)    $ (3,548)
Exercise of stock options .......                            4,688        1          4                                  5
Conversion of redeemable
  preferred stock ...............                           43,250        4        147                                151
Accretion of redeemable
  preferred stock ...............                                                              (48)                   (48)
Currency translation adjustment..                                                                        (23)         (23)
Net income ......................                                                            2,605                  2,605
                                    --------     ---     ---------    -----    -------    --------     -----     --------
Balance November 30, 1992 .......                        1,754,172      176      1,236      (2,229)      (41)        (858)
Change in par value .............                                      (174)       174
Conversion of redeemable
  preferred stock ...............                        3,518,805        3     12,940                             12,943
Exercise warrants ...............                          246,172                 266                                266
Sales of common stock ...........                        1,836,913        2     17,081                             17,083
Equity issuance costs ...........                                                 (877)                              (877)
Exercise of stock options .......                           63,373                  58                                 58
Compensation recorded due to
  accelerated vesting of
  stock options .................                                                   82                                 82
Currency translation adjustment..                                                                       (159)       (159)
Net loss ........................                                                           (5,443)               (5,443)
                                    --------     ---     ---------    -----    -------    --------     -----     --------
Balance November 30, 1993 .......                        7,419,435        7     30,960      (7,672)     (200)      23,095
Issuance of Series A
  Preferred stock ...............    200,000     $ 1                             1,999                              2,000
Series A Preferred stock
  issuance costs ................                                                  (29)                               (29)
Accrual of dividends on Series A
  Preferred stock ...............                                                              (30)                   (30)
Conversion of Series A
  Preferred stock ...............   (200,000)     (1)    1,025,641        1
Exercise of stock options .......                           91,721        1        135                                136
Currency translation adjustment..                                                                        (75)         (75)
Net loss ........................                                                          (33,505)               (33,505)

                                    --------     ---     ---------    -----    -------    --------     -----     --------
Balance November 30, 1994 .......                $       8,536,797    $   9    $33,065    $(41,207)    $(275)    $ (8,408)
                                    ========     ===     =========    =====    =======    ========     =====     ========




        The accompanying notes are an integral part of this statement.

                       COMMUNITY HEALTH COMPUTING CORP.

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                (IN THOUSANDS)


                                                                                  YEARS ENDED NOVEMBER 30,
                                                                             ----------------------------------
                                                                              1992         1993          1994
                                                                             -------      -------      --------
Cash flows from operating activities:
  Net income (loss).....................................................     $ 2,605      $(5,443)     $(33,505)
  Add (deduct) noncash items:
    Depreciation and amortization.......................................       2,912        3,918         6,661
    Deferred income taxes...............................................         620         (605)
    Write-off of capitalized software development costs.................                                 11,382
    Loss (gain) on asset disposal.......................................         (11)
    Deferred rent and other.............................................        (190)         563           121
  Changes in operating assets and liabilities:
    Accounts receivable--trade..........................................      (3,708)       1,956         5,480
    Inventories.........................................................        (379)      (1,150)        1,681
    Other current assets and liabilities................................         625       (1,069)        3,523
    Accounts payable....................................................         (16)      (1,494)          474
    Customer deposits and advance billings..............................          52          396         5,302
    Other assets........................................................        (326)        (569)          977
                                                                             -------      -------      --------
      Net cash provided (used) by operating activities..................       2,184       (3,497)        2,096
                                                                             -------      -------      --------
Cash flows from investing activities:
  Purchase of furniture, fixture and equipment..........................        (737)      (2,286)       (1,391)
  Capitalized software development costs................................      (5,456)      (5,875)       (6,000)
  Proceeds from the sale of furniture, fixtures and equipment...........         133
  Business acquisition..................................................                                   (500)
                                                                             -------      -------      --------
      Net cash used by investing activities.............................      (6,060)      (8,161)       (7,891)
                                                                             -------      -------      --------
Cash flows from financing activities:
  Borrowings on short-term notes payable................................       1,475        2,025         2,639
  Repayments of short-term notes payable................................      (1,483)      (1,715)       (3,583)
  Proceeds from the sale of common shares...............................           5       16,206
  Proceeds from issuance of redeemable preferred stock..................       2,236
  Proceeds from issuance of Series A Preferred stock....................                                  1,971
  Proceeds from the exercise of warrants................................                      266
  Proceeds from the exercise of options.................................                       58            56
  Proceeds on accelerated vesting of stock options......................                       82
                                                                             -------      -------      --------
      Net cash provided by financing activities.........................       2,233       16,922         1,083
                                                                             -------      -------      --------
Effect of translation rate on cash and equivalents......................         (23)        (161)          (75)
                                                                             -------      -------      --------
Net increase (decrease) in cash and equivalents.........................      (1,666)       5,103        (4,787)
Beginning cash and cash equivalents.....................................       1,938          272         5,375
                                                                             -------      -------      --------
Ending cash and cash equivalents........................................     $   272      $ 5,375      $    588
                                                                             =======      =======      ========
Supplemental disclosure of cash flow information:
  Interest paid.........................................................     $   753      $   650      $    668
  Income taxes paid.....................................................                       15
Supplemental disclosure of noncash investing and financing activities:
  Furniture, fixtures and equipment obtained with debt..................         867          132
  Accretion to carrying value for redeemable preferred stock............          48
  Conversion of stockholder notes to redeemable preferred stock.........         750
  Conversion of Series A Preferred stock to common stock................                                      1
  Acquisition financing.................................................                                  1,100




        The accompanying notes are an integral part of this statement.

                       COMMUNITY HEALTH COMPUTING CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1--BASIS OF FINANCIAL STATEMENT PRESENTATION AND CHAPTER 11 FILING:

        Community Health Computing Corp. (CHC Corp. or the Company) develops, provides and supports information systems for hospitals and other healthcare facilities primarily in North America and the United Kingdom. CHC Corp. is a Delaware corporation formed in 1989 and acts as a holding company for its wholly-owned subsidiaries, Community Health Computing, Inc. (CHC, Inc.), CHC, U.K. Ltd. and Software Care Ltd.

        On December 7, 1994 (the Petition Date), the Company filed a petition for reorganization under Chapter 11 (the Filing) of the Federal Bankruptcy Code (the Code) in the United States Bankruptcy Court for the Southern District of Texas (the Bankruptcy Court). The Company is seeking to reorganize and is currently doing business as a debtor-in-possession under the Code. The Company is authorized by the Bankruptcy Court to operate its business but may not engage in transactions outside the ordinary course of business without approval, after notice and hearing, of the Bankruptcy Court. Filing for protection under the Code was necessary due to substantial weakening of the Company's liquidity and capital resources resulting from continuing operating losses. As a result of the Filing and associated events, the Company has been in default under the terms of substantially all of its notes, debentures, leases and other material agreements.

        The Filing operates as an automatic stay against the commencement or continuation of any pre-Petition Date judicial, administrative or other proceedings against the Company, any act to obtain possession of property of or from the Company or any act to create, perfect or enforce any lien against property of the Company, with certain exceptions. Consequently, the Company's creditors are prohibited from attempting to collect pre-Petition Date debts without the consent of the Bankruptcy Court. Any creditor or counterparty to pre-Petition Date litigation may seek relief from the automatic stay and, if applicable, enforce a lien against any security, if authorized to do so by the Bankruptcy Court. Pursuant to provisions of the Code, liabilities arising prior to the Filing may not be paid without approval of the Bankruptcy Court. Certain pre-Petition Date liabilities have subsequently been paid upon approval of the Bankruptcy Court. These liabilities include certain payments to lenders, vendors, governmental agencies and employees. As a result of the Filing, all pre-Petition Date indebtedness of the Company, to the extent such debt is uncollateralized, undercollateralized or not otherwise paid, may become subject to compromise. The Company has also exercised its rights under the Code to reject certain contracts with customers and vendors.

        The Company's Plan of Reorganization (the Plan) was submitted to its creditors and the Bankruptcy Court and was confirmed on April 25, 1995. Under the Plan, CHC, Inc. will remain the wholly-owned subsidiary of CHC Corp. CHC Corp.'s existing common stock will be canceled and new preferred stock will be issued to ADAC Laboratories (ADAC) which will then become the sole stockholder of CHC Corp. Pursuant to a Series A Preferred Stock Preferred Agreement executed between ADAC and the Company, ADAC will receive new preferred stock issued by CHC Corp. in exchange for forgiving $4,000,000 owed by the Company for bridge and debtor-in-possession financing. The $4,000,000 forgiven will first be applied to all amounts outstanding under the bridge financing loan and the remainder will be applied to amounts outstanding under the debtor-in-possession financing. Any remaining balance outstanding under the debtor-in-possession financing will be evidenced by a replacement note. Under the Plan and pursuant to a Post-Confirmation Loan Agreement, ADAC will loan $9,524,000 to CHC, Inc. which will be transferred to a Creditors' Trust for distribution to creditors. The Creditors' Trust will use the proceeds from the disposal of noncore assets and the payment from ADAC to settle the claims of the Company's creditors. The Plan contemplates settlement of unsecured creditor claims at a rate of $.69 to $.90 per dollar of approved claim. The Plan contemplates no residual distributions to the current common stockholders of the Company.

        The Company's United Kingdom subsidiary went into receivership on January 16, 1995 and is being liquidated. The accompanying financial statements include certain adjustments to reflect impairment of this subsidiary's assets. In April 1995, the Creditors' Trust sold certain noncore assets of the Company for approximately $2,500,000.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES:

CONSOLIDATION POLICY

        These consolidated financial statements include the accounts of CHC Corp. and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

REVENUE RECOGNITION

        The Company's revenues are derived from software licenses, computer hardware sales, related installation, training and support services and maintenance contracts. Revenues for software licenses are recognized either at the shipment date or upon the renewal date if, in either case, payment is due within twelve months after such date. Revenues for license fees that have payments due beyond twelve months are generally recognized at the time fees are paid or are billable. Revenues for computer hardware sales are recognized at the time of shipment. Revenues that are related to installation, training and support services are recognized as the services are provided. Revenues from maintenance contracts are recognized ratably over the terms of the contracts.

COST OF SYSTEM SALES AND LICENSING

        The Company's cost of system sales and licensing includes cost of hardware, software development cost amortization and sublicensed software cost.

CLIENT SERVICES AND OTHER OPERATING COSTS

        The Company's client services and other operating costs consist of salaries and other related expenses associated with installation, training and other client support services, and subcontracted maintenance contracts.

INVENTORIES

        Inventories consist of computer hardware held for sale, stated at the lower of cost (first-in, first-out method) or market, and costs incurred on contracts for which the related revenue has not been recognized, stated at the lower of cost or net realizable value.

FURNITURE, FIXTURES AND EQUIPMENT

        Furniture, fixtures and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets which range from three to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life or lease term.

PREPAID SOFTWARE LICENSE FEES

        Prepaid software license fees are related to agreements with certain software vendors which allow the Company to license software to end users. These prepaid fees are expensed at the time the Company recognizes revenues associated with the license to end users or are amortized over the term of the vendor agreements, whichever provides the greater amortization. Related amortization expense for 1993 and 1994 was approximately $445,000 and $300,000.

SOFTWARE DEVELOPMENT EXPENDITURES

        The Company's software development expenditures consist of salaries and other expenses related to software development as well as purchased software. Expenditures relating to developing software products are expensed as incurred as research and development until technological feasibility has been established. Thereafter, software development expenditures are capitalized until the product is available for general release. Capitalized software is recorded as an asset in software development costs and amortized over the products' estimated useful lives ranging from three to five years or based on the ratio of current to total current and estimated future revenues, whichever provides the greater amortization (Note 6). The Company periodically evaluates its capitalized software development costs for recoverability by comparing the amounts capitalized by product line with the net present value of estimated future cash flows for the product line which are developed by management based upon review of historical sales activity, current backlog and analysis of the Company's markets. Routine maintenance of software is expensed as incurred as research and development.

INCOME TAXES

        The Company utilizes the liability method of accounting for income taxes, as set forth in the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, FAS 109 generally considers all expected events other than enactments of changes in the tax laws or rates.

STATEMENT OF CASH FLOWS

        The Company considers its investments in all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

BUSINESS ACQUISITION

        During 1994, the Company acquired certain assets of Du Pont's Radiology Information Systems business for approximately $2,200,000, including a $1,350,000 note payable, and assumed approximately $572,000 in liabilities. The acquisition was accounted for as a purchase. Intangibles resulting from the acquisition, primarily customer list and trade names, are being amortized over five years.

NOTE 3--ACCOUNTS RECEIVABLE--TRADE:

        Billed receivables represent recorded revenues currently billable under contract terms. Unbilled receivables represent recorded revenues that are billable by the Company at future dates under the terms of the contract, all of which are expected to be collected within twelve months. Accounts receivable--trade is summarized as follows at November 30 (in thousands):

                                                                   1993          1994
                                                                  -------       ------
        Billed receivables ....................................   $ 4,977       $2,471
        Unbilled receivables ..................................     6,960        4,254
                                                                  -------       ------
                                                                   11,937        6,725
        Less--allowance for doubtful accounts .................      (400)        (668)
                                                                  -------       ------
        Net accounts receivable ...............................   $11,537       $6,057
                                                                  =======       ======

        Additionally, unbilled receivables for which collection is not expected to occur within twelve months are included in other assets. At November 30, 1993 and 1994, these amounts approximated $1,054,000 and $638,000, respectively.

        Substantially all receivables are derived from sales of the Company's information systems to hospitals and other healthcare facilities in North America or the United Kingdom. The Company performs ongoing credit evaluations of its customers and provide an allowance for doubtful accounts upon historical experience and management's judgment.

NOTE 4--INVENTORIES:

Inventories are summarized as follows at November 30 (in thousands):

                                                                   1993          1994
                                                                  -------       ------
        Computer equipment ....................................   $2,060         $397
        Work-in-process .......................................       18
                                                                  ------         ----
                                                                  $2,078         $397
                                                                  ======         ====

NOTE 5--FURNITURE, FIXTURES AND EQUIPMENT:

Furniture, fixtures and equipment is summarized as follows at November 30 (in thousands):

                                                     ESTIMATED USEFUL
                                                      LIFE IN YEARS        1993           1994
                                                     ----------------     -------       --------
        Computer equipment and software .........          3-5            $ 8,459       $  9,429
        Leased equipment ........................            5              3,185          3,236
        Furniture and equipment .................          5-7              2,366          2,688
        Leasehold improvements ..................         3-10                572            620
                                                                          -------       --------
                                                                           14,582         15,973
        Less--accumulated depreciation and
          amortization (including amortization
          of $1,873 and $2,604 for leased
          equipment, respectively) ..............                          (9,478)       (11,703)
                                                                          -------       --------
                                                                          $ 5,104       $  4,270
                                                                          =======       ========

NOTE 6--SOFTWARE DEVELOPMENT EXPENDITURES:

The Company's software development expenditures are summarized as follows (in thousands):

                                                                      YEARS ENDED NOVEMBER 30,
                                                                     ---------------------------
                                                                      1992      1993      1994
                                                                     ------    ------    -------
    Capitalized software development expenditures................    $4,748    $5,307    $ 5,750
    Acquisition of software products.............................       708       568        250
                                                                     ------    ------    -------
    Total capitalized software costs.............................    $5,456    $5,875    $ 6,000
                                                                     ======    ======    =======
    Total software development expenditures, including amounts
      expensed as research and development.......................    $8,652    $9,766    $11,551
                                                                     ======    ======    =======
    Amortization of software development costs, including
      write-offs.................................................    $1,129    $2,072    $15,818
                                                                     ======    ======    =======

        Accumulated software cost amortization at November 30, 1993 and 1994 was $7,861,000 and $23,679,000, respectively. Additionally, the Company wrote off $11,382,000 of software determined to have no continuing value during 1994 (Note 15).

NOTE 7--ACCRUED EXPENSES AND OTHER:

        The Company has accrued liabilities for payroll related costs of approximately $978,000 and $1,821,000 at November 30, 1993 and 1994. Accrued warranty costs approximated $115,000 and $1,339,000 at November 30, 1993 and 1994, respectively.

NOTE 8--DEBT:

The following comprises debt at November 30, (in thousands):

                                                         1993       1994
                                                        -------    -------
    Bridge financing loan provided by ADAC..........               $   958
    Credit agreement................................    $ 3,500      2,005
    Acquisition note................................                 1,100
    Sublicense financing note.......................        324
    Other notes payable.............................        202        284
                                                        -------    -------
                                                          4,026      4,347
    Less--amounts due currently.....................     (4,003)    (4,347)
                                                        -------    -------
                                                        $    23    $
                                                        =======    =======


BRIDGE FINANCING LOAN PROVIDED BY ADAC

        In November 1994, the Company entered into a loan agreement with ADAC to finance specific working capital needs. Borrowings are limited to $3,498,000. Use of loan proceeds is limited to disbursements specified by the agreement and the borrowings are secured by all assets of the Company that are not transferred to the Creditors' Trust pursuant to the Plan. The agreement limits the Company's ability to issue stock and incur indebtedness.

CREDIT AGREEMENT

        In October 1994, the Company entered into a receivable factoring agreement with a bank to finance general working capital needs. The Company is required to establish a reserve of 20% of the gross amount of all unpaid factored receivables (Account Balance) and is fully liable for all uncollectible receivables. A finance charge of 2% of the average daily Account Balance is payable monthly in addition to an administrative fee of 0.5% of the face amount of all receivables factored during the month.

ACQUISITION NOTE

        As described in Note 2, the Company issued a 12% note in connection with a business acquisition.

SUBLICENSE FINANCING NOTE

        In April 1990, the Company entered into a marketing, development and service agreement with a computer software company. Under the terms of the agreement, an initial noncancelable commitment fee of $2,000,000 was required of which $1,500,000 is to be applied toward future sublicenses. A financing arrangement has been made for the payment of the initial commitment fee in monthly instalments of $55,940 including interest at 17% through May 1994.

OTHER NOTES PAYABLE

        The notes bear interest at 9%-12% and are payable through 1995.

COVENANT COMPLIANCE

        The Company is not in compliance with the financial and other covenants of its debt agreements and has accordingly classified all debt as current.

NOTE 9--STOCKHOLDERS' EQUITY (DEFICIT)

        Holders of the Company's existing common stock are unlikely to receive any continuing value under the Company's Plan of Reorganization (Note 1).

COMMON STOCK

        On March 9, 1993, the Company's initial public offering became effective resulting in the sale of 1,836,913 shares of its common stock to the public. Simultaneously, all of the redeemable preferred stock outstanding converted into 3,518,805 shares of common stock and all of the outstanding warrants were exercised resulting in the issuance of 246,172 shares of common stock. The cash proceeds from the offering were approximately $16,472,000 net of offering expenses incurred totaling $877,000. Upon closing of the offering, the Company's Certificate of Incorporation was amended and restated to provide for authorized capital stock of 25,000,000 shares, consisting of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares preferred stock, par value $.001 per share.

        Under the terms of an agreement, holders of 574,907 shares of common stock had the right to require the Company to repurchase the shares for an aggregate maximum purchase price of $550,000. Upon consummation of the initial public offering, the Company's obligations under the common stock repurchase agreement were terminated.

SERIES A PREFERRED STOCK

        On July 15, 1994, the Company issued 200,000 shares of its Series A Preferred stock. The Series A Preferred stock carried a 6% cumulative dividend. Net proceeds from the offering were $1,971,000. On October 14, 1994, the Series A Preferred stock was converted into 1,025,641 shares of common stock. In connection with the Series A Preferred stock offering, the Company issued warrants to purchase 102,564 shares of common stock at $2.93 per share.

REDEEMABLE PREFERRED STOCK

        As a result of the initial public offering effective March 9, 1993, 2,917,127 shares of Series A redeemable preferred stock with a redemption value of $3.50 per share and 601,678 shares of Series B redeemable preferred stock with a redemption value of $5.00 per share were converted share for share to common stock.

        The redeemable preferred stock was recorded at its fair value, less cost of issuance. The difference between the value recorded at issuance and the redemption value was accreted using the interest method to the redeemable preferred stocks' carrying value by charges to accumulated deficit. During 1992, the Company increased the carrying value of the redeemable preferred stock by approximately $48,000.

        The redeemable preferred stock had the same voting rights as the common stock. At the election of 67% of the holders of the outstanding shares, the redeemable preferred stock could have been redeemed at the greater of the adjusted issuance price plus accrued dividends or its fair market value. The redemption amount would have been payable in two equal instalments on September 30, 1997 and 1998. Additionally, the redeemable preferred stock had dividend rights of 10% of the original issuance price beginning June 30, 1994. Prior to that date, the dividend rights were noncumulative and did not accrue unless declared. No dividends related to the redeemable preferred stock were declared.

STOCK WARRANTS

        In 1991 and 1992, the Company issued warrants for the purchase of 160,715 shares of common stock with an exercise price of $3.50 per share to certain noteholders in satisfaction of certain interest payments. The warrants were exercisable for a period of five years.

        Upon consummation of the initial public offering, the warrants were exercised for 246,172 shares of common stock.

NOTE 10--STOCK OPTIONS AND EMPLOYEE BENEFIT PLAN:

        Holders of the Company's existing common stock or related options are unlikely to receive any continuing value under the Company's Plan of Reorganization (Note 1).

        In January 1993, the Company combined its 1989 Amended and Restated Stock Option Plan and the 1990 Stock Option Plan into a single plan titled "The 1993 Amended and Restated Stock Option Plan". Additionally, in 1994, the total number of shares reserved and available for grant was increased to 2,094,000. Under the 1993 Plan, the Compensation Committee designated by the Board of Directors may grant incentive stock options (ISOs) to employees of the Company, including officers and directors, nonstatutory stock options to either employees or consultants, shares of restricted stock and stock bonuses. The 1993 Plan provides that the exercise price of any nonstatutory stock option shall be such price as the Compensation Committee shall determine on the date on which such option is granted. The exercise price for any ISO shall not be less than 100% of the fair market value of a share of Common Stock on the date of grant. For purposes of the 1993 Plan, the fair market value of a share of Common Stock on any date shall be the reported price at which shares are publicly traded. If the price of a share of Common Stock shall not be so reported, the fair market value of a share of Common Stock shall be determined by the Compensation Committee in its absolute discretion. A summary of stock option transactions during the three years ended November 30, 1994 is as follows:


                                                                              PRICE
                                                               SHARES       PER SHARE
                                                             ---------     -----------
        Outstanding, November 30, 1991 ....................    807,244
        Granted ...........................................    414,500     $2.00-$3.00
        Exercised .........................................     (4,688)    $.85
        Canceled or expired ...............................    (23,044)    $.85
                                                             ---------
        Outstanding, November 30, 1992 ....................  1,194,012
        Granted ...........................................    237,000     $6.25-$7.94
        Exercised .........................................    (63,373)    $.85-$2.00
        Canceled or expired ...............................   (112,984)    $.85-$7.13
                                                             ---------
        Outstanding, November 30, 1993 ....................  1,254,655
        Granted ...........................................    535,000     $2.25-$4.00
        Exercised .........................................   (101,757)    $.85
        Canceled or expired ...............................   (161,136)    $.85-$7.94
                                                             ---------
        Outstanding, November 30, 1994 ....................  1,526,762
                                                             =========

        Options for 835,160 shares were exercisable and options for 421,965 shares were available for future grant at November 30, 1994.

        The Company maintains a defined contribution plan covering substantially all of the employees of the Company. Under the Plan, eligible employees may elect to contribute not less than 1% and up to 20% of their annual compensation to the Plan during each year. Company contributions to the Plan are discretionary. For the three years ended November 30, 1994, the Company made no contributions to the Plan.

NOTE 11--FOREIGN OPERATIONS:

        Financial data related to the Company's foreign operations for the three years ended November 30, 1994 is as follows (in thousands):

                                                          1992      1993      1994
                                                         ------    ------    -------
        Revenues ......................................  $6,999    $6,991    $ 6,756
        Income (loss) from operations .................   1,171       457     (6,173)
        Assets ........................................   5,532     6,974      3,776

NOTE 12--INCOME TAXES:

        The provision (benefit) for income taxes consists of the following (in thousands):

                                                             YEARS ENDED
                                                             NOVEMBER 30,
                                                        ---------------------
                                                        1992    1993     1994
                                                        ----    -----    ----
        Current:
          Federal ....................................
          State ......................................          $  15
        Deferred:
          Federal ....................................  $548     (548)
          State ......................................    72      (72)
                                                        ----    -----    ----
                                                        $620    $(605)   $
                                                        ====    =====    ====

        A reconciliation between the provision (benefit) for income taxes and federal income taxes computed by applying the statutory income tax rate follows (in thousands):

                                                                       YEARS ENDED NOVEMBER 30,
                                                                  -----------------------------------
                                                                   1992         1993           1994
                                                                  ------       -------       --------
     Statutory rates ........................................         34%           34%            34%
                                                                  ------       -------       --------
     Provision (benefit) at statutory rates .................     $1,097       $(2,056)      $(11,392)
     Tax benefit not currently recognized ...................                    1,504          9,252
     Net operating loss benefits utilized ...................       (205)
     Nondeductible penalties and interest ...................         74
     Nondeductible items ....................................         24            31
     Foreign operations .....................................       (394)          (84)         2,099
     Other ..................................................         24                           41
                                                                  ------       -------       --------
                                                                  $  620       $  (605)      $
                                                                  ======       =======       ========

A summary of the deferred tax liabilities (assets) follows at November 30 (in thousands):

                                                                   1992         1993           1994
                                                                  ------       -------       --------
     Software ...............................................     $2,244       $ 3,029       $    298
     Depreciation methods ...................................       (126)         (118)          (228)
     Allowance for doubtful accounts ........................                     (138)          (125)
     Revenue recognition ....................................        332           516
     Postemployment agreement ...............................       (334)         (234)          (234)
     Rent expense ...........................................       (247)         (214)          (187)
     Accruals ...............................................       (236)         (167)          (142)
     Other ..................................................        (17)          (55)           (17)
     Loss carryforwards .....................................       (996)       (4,123)       (10,121)
     Deferred tax valuation allowance .......................                    1,504         10,756
                                                                  ------       -------       --------
                                                                  $  620       $             $
                                                                  ======       =======       ========

        Net operating losses of approximately $29,000,000 may be used to offset U.S. future taxable income and will expire beginning in 2005. Utilization of the Company's domestic net operating losses for income tax purposes is subject to the provisions of the Internal Revenue Code which would substantially limit the amount of such loss which may be utilized in any given year as a result of the ownership changes contemplated under the Company's Plan of Reorganization. Foreign operating loss carryforwards at November 30, 1994 approximate $7,000,000. These losses may also be subject to limitation as a result of the contemplated ownership changes.

NOTE 13--RELATED PARTY TRANSACTIONS:

        Accounts receivable from certain stockholders related to life insurance premiums aggregated approximately $101,000 and $107,000 at November 30, 1993 and 1994, respectively.

        A stockholder in a firm which owns an interest in the Company is a former officer. In 1992, 1993 and 1994, the Company made payments to the firm of approximately $322,000, $237,000 and $208,000, respectively, primarily for management and consulting services rendered.

        Effective July 15, 1989, the Company entered into a postemployment agreement with a stockholder for a term ending June 30, 1999. The agreement provides for annual payments of approximately $170,000 adjusted by the Consumer Price Index. The net present value of the payments was accrued and expensed during 1989. Also in July 1989, a subordinated convertible debenture in the principal amount of approximately $1,000,000 was issued for the redemption of 210,480 shares of common stock to the same stockholder. The debenture bears interest at 12% with interest payments due monthly and the principal due in five equal annual instalments commencing in June 1997 through June 2001. The debenture is senior to indebtedness under capital leases. The debenture may be converted to common stock at the option of the holder at an initial price of $5.75 per share adjusted for dividends and other distributions.

        During 1994, an officer of the Company exercised 36,158 options in a cashless transaction, which resulted in the net issuance of 26,122 shares of stock. The stock was subsequently sold to a third party for approximately $80,000 and the Company received the proceeds as partial settlement on a receivable from the officer. As a result of this transaction, the Company recorded compensation expense of approximately $80,000.

        In connection with the bridge financing supplied by ADAC in November 1994, ADAC received an option to acquire up to 56% of the Company's outstanding common stock from certain officers, directors and other significant stockholders at a price of $.30 per share. This option has not been exercised by ADAC.

NOTE 14--COMMITMENTS AND CONTINGENCIES:

        The Company financed the purchase of certain assets through capital leases and has entered into noncancelable operating leases primarily related to office space. As of November 30, 1994, capital leases had implicit interest rates ranging from 12% to 17%. Future minimum annual payments under the capital and operating lease arrangements were as follows (in thousands):


                                                                                 NON-
                                                                              CANCELABLE
                                                                 CAPITAL      OPERATING
     FISCAL YEAR                                                 LEASES         LEASES
     -----------                                                 -------      ----------
        1995....................................................   $672         $1,820
        1996....................................................    206          1,616
        1997....................................................     50          1,367
        1998....................................................     24            301
        1999....................................................                   207
     Thereafter.................................................                 3,291
                                                                   ----         ------
                                                                    952         $8,602
      Less--imputed interest....................................     44         ======
      Present value of capital lease obligations................   $908
                                                                   ====

        The Company has rejected certain of the above lease obligations in connection with its bankruptcy proceedings (Note 1).

        Rent expense under operating leases was approximately $1,266,000, $1,623,000 and $2,071,000 in the years ended November 30, 1992, 1993 and 1994, respectively.

        From time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business. Neither the Company nor any of its subsidiaries is a party to any legal proceedings, the adverse outcome of which, in management's opinion, individually or in the aggregate, would have a material adverse effect on the Company's financial condition or results of operations.

        Under a royalty agreement, the Company is required to make royalty payments aggregating at least $250,000 and $500,000 for the twelve months ending July 1994 and 1995, respectively, in order to retain the exclusive right to market one of its products in the United States. In the event the Company fails to meet these minimum payment requirements, the exclusive rights automatically convert to nonexclusive marketing rights. The Company has rejected this agreement in connection with its bankruptcy proceedings (Note 1).

NOTE 15--SIGNIFICANT CHARGES:

        In connection with management's evaluation of the Company's products, its markets and its financial condition, the Company recorded a $11,382,000 write-down of capitalized software development costs in the accompanying statement of operations for the year ended November 30, 1994 to reflect the net realizable value of such costs. This write-down reflects the status of development efforts, market acceptance of products under development and the financial constraints the Company faces in exploiting the market for its products. The Company also notified 177 employees of their severance from the Company in October and November 1994 as a result of this evaluation and has recorded a charge of $1,102,000 for employee terminations in the accompanying statement of operations for the year ended November 30, 1994.

                              ADAC LABORATORIES
                                     AND
                    COMMUNITY HEALTH COMPUTING CORPORATION

              PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                 (unaudited)

                                  ---------

The following pro forma financial statements give effect to the acquisition of substantially all of the assets and liabilities of Community Health Computing Corporation (CHCC) by ADAC Laboratories (ADAC or the Company) as if it had taken place at the beginning of the periods presented for purposes of the statements of operations, and as of July 2, 1995 for the purpose of the balance sheet. The pro forma combined information is not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the periods presented. The pro forma combined information and related adjustments are based upon available information and upon certain assumptions which the Company believes are reasonable. The pro forma combined condensed financial statements should be read in conjunction with the Company's and CHCC's historical financial statements and notes there to incorporated by reference or contained elsewhere herein.

                           ADAC LABORATORIES (ADAC)
                                     AND
                COMMUNITY HEALTH COMPUTING CORPORATION (CHCC)

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              As of July 2, 1995
                                (in thousands)
                                 (unaudited)

                                   --------

                                                                                Pro Forma        Pro Forma
                                                  ADAC            CHCC         Adjustments       Combined
                                                --------        --------       -----------       ---------
                    ASSETS
Current assets:
  Cash and cash equivalents                     $  5,529        $  3,408        $ (4,813)(A,B)    $  4,124
  Accounts receivable, net                        50,645           1,216                            51,861
  Notes receivable                                 6,408                          (6,408)(G)
  Inventories                                     28,178             339                            28,517
  Current portion of deferred income tax          11,195                                            11,195
  Prepaid expenses and other current assets        5,730             769          (1,157)(A,B)       5,342
                                                --------        --------        --------          --------
       Total current assets                      107,685           5,732         (12,378)          101,039

Service parts, net                                13,651                                            13,651
Fixed assets, net                                  5,882           2,435            (284)(B)         8,033
Other assets                                      10,750           4,177           4,042 (A)        18,969
Goodwill                                                                          14,691 (A)        14,691
                                                --------        --------        --------          --------
       Total assets                             $137,968        $ 12,344        $  6,071          $156,383
                                                ========        ========        ========          ========
                LIABILITIES
Current liabilities:
  Notes payable                                 $  7,600        $  6,630           8,563 (A,B)    $ 16,385
                                                                                  (6,408)(G)
  Accounts payable                                21,394             327                            21,721
  Dividends payable                                1,967                                             1,967
  Deferred revenue                                 7,793           3,012                            10,805
  Other accrued liabilities                       15,092          13,095          (7,288)(A)        20,899
                                                --------        --------        --------          --------
       Total current liabilities                  53,846          23,064          (5,133)           71,777

Noncurrent liabilities and deferred credits        4,274             484                             4,758
                                                --------        --------        --------          --------
       Total liabilities                          58,120          23,548          (5,133)           76,535
                                                --------        --------        --------          --------
      SHAREHOLDER'S EQUITY (DEFICIT)

Common stock                                      98,641          33,074         (33,074)(A)        98,641
Additional paid-in capital
Accumulated deficit                              (19,796)        (44,278)         44,278 (A,B)     (19,796)
Translation adjustment                             1,003                                             1,003
                                                --------        --------        --------          --------
       Total shareholder's equity (deficit)       79,848         (11,204)         11,204            79,848
                                                --------        --------        --------          --------
         Total liabilities and
           shareholder's equity                 $137,968        $ 12,344        $  6,071          $156,383
                                                ========        ========        ========          ========


               See the accompanying notes to Pro Forma Combined
                       Financial Statements (Unaudited)

                           ADAC LABORATORIES (ADAC)
                                     AND
                COMMUNITY HEALTH COMPUTING CORPORATION (CHCC)

                  PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      For the year ended October 2, 1994
                                (in thousands)
                                 (unaudited)

                                   --------

                                                                                Pro Forma        Pro Forma
                                                  ADAC            CHCC         Adjustments        Combined
                                                --------        --------       -----------       ---------
 Revenues:
   Product sales, net                           $137,992        $ 10,567         $ (5,381)(D)     $143,178
   Field service                                  38,288          20,378           (5,611)(D)       53,055
                                                --------        --------         --------         --------
                                                 176,280          30,945          (10,992)         196,233
                                                --------        --------         --------         --------
 Cost of revenues:
   Product sales                                  77,396          11,452           (4,775)(C,D)     84,073
   Field service                                  27,171          18,004           (6,181)(D)       38,994
                                                --------        --------         --------         --------
                                                 104,567          29,456          (10,956)         123,067
                                                --------        --------         --------         --------
        Gross profit                              71,713           1,489              (36)          73,166
                                                --------        --------         --------         --------

 Operating expenses:
   Marketing and sales                            32,221           8,898           (1,605)(D)       39,514
   Research and development                       11,644           5,551           (2,668)(D)       14,527
   General and administrative                      7,758           7,513           (5,159)(C,D)     10,112
   Amortization of goodwill                                                           979 (C)          979
   Nonrecurring charges                            2,453          12,484           (3,579)(D,E)     11,358
                                                --------        --------         --------         --------
                                                  54,076          34,446          (12,032)          76,490
                                                --------        --------         --------         --------
        Operating income (loss)                   17,637         (32,957)          11,996           (3,324)
                                                --------        --------         --------         --------

 Other income (expense):
   Litigation defense costs                       (6,240)                                           (6,240)
   Interest and other income (expense), net         (212)           (548)          (1,401)(D,F)     (2,161)
                                                --------        --------         --------         --------
                                                  (6,452)           (548)          (1,401)          (8,401)
                                                --------        --------         --------         --------

 Income (loss) before provision for income
   taxes                                          11,185         (33,505)          10,595          (11,725)
 Provision (credit) for income taxes              (6,336)                                           (6,336)
                                                --------        --------         --------         --------
        Net income (loss)                       $ 17,521        $(33,505)        $ 10,595         $ (5,389)
                                                ========        ========         ========         ========
 Net income (loss) per share                       $1.06                                            $(0.33)
                                                   =====                                            ======
 Shares used in per share calculation             16,508                                            16,508
                                                  ======                                            ======


               See the accompanying notes to Pro Forma Combined
                       Financial Statements (Unaudited)

                           ADAC LABORATORIES (ADAC)
                                     AND
                COMMUNITY HEALTH COMPUTING CORPORATION (CHCC)

             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                 For the nine month period ended July 2, 1995
                                (in thousands)
                                 (unaudited)

                                   --------

                                                                                Pro Forma         Pro Forma
                                                  ADAC            CHCC         Adjustments        Combined
                                                --------        --------       -----------        --------
Revenues:
  Product sales, net                            $103,906        $ 1,350         $  (104)(D)       $105,152
  Field service                                   30,678          8,082            (981)(D)         37,779
                                                --------        -------         -------           --------
                                                 134,584          9,432          (1,085)           142,931
                                                --------        -------         -------           --------
Cost of revenues:
  Product sales                                   62,682          2,630             339 (C,D)       65,651
  Field service                                   21,194          4,031            (763)(D)         24,462
                                                --------        -------         -------           --------
                                                  83,876          6,661            (424)            90,113
                                                --------        -------         -------           --------
        Gross profit                              50,708          2,771            (661)            52,818
                                                --------        -------         -------           --------
Operating expenses:
  Marketing and sales                             23,171          1,110            (271)(D)         24,010
  Research and development                         8,133          2,086            (212)(D)         10,007
  General and administrative                       6,230          1,093              45 (C)          7,368
  Amortization of goodwill                                                          490 (C)            490
  Non-recurring charges                                             790            (790)(D,E)
                                                --------        -------         -------           --------
                                                  37,534          5,079            (738)            41,875
                                                --------        -------         -------           --------
        Operating income (loss)                   13,174         (2,308)             77             10,943
                                                --------        -------         -------           --------
Other income (expense):
  Interest and other income (expense), net          (566)          (488)           (565)(F)         (1,619)
                                                --------        -------         -------           --------
                                                    (566)          (488)           (565)            (1,619)
                                                --------        -------         -------           --------
Income (loss) before provision for income
  taxes                                           12,608         (2,796)           (488)             9,324
Provision (credit) for income taxes                4,370                                             4,370
                                                --------        -------         -------           --------
        Net income (loss)                       $  8,238        $(2,796)        $  (488)          $  4,954
                                                ========        =======         =======           ========
Net income (loss) per share                        $0.49                                             $0.29
                                                   =====                                             =====
Shares used in per share calculation              16,928                                            16,928
                                                  ======                                            ======


               See the accompanying notes to Pro Forma Combined
                       Financial Statements (Unaudited)

                           ADAC LABORATORIES (ADAC)
                                     AND
                COMMUNITY HEALTH COMPUTING CORPORATION (CHCC)

                         NOTES TO PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS

                                 (Unaudited)
                                (in thousands)

                                  ----------


(A) Acquisition of the net assets of CHCC.

(B) Disposition of the net assets of CHCC for those portions of the CHCC business not acquired by ADAC.

(C) Amortization of intangibles acquired upon the acquisition of CHCC.

(D) Elimination of operations related to those portions of the CHCC business not acquired by ADAC.

(E) Elimination of CHCC's bankruptcy related costs.

(F) Interest on ADAC borrowings necessary to fund the acquisition of CHCC.

(G) Elimination of historic intercompany note receivable and payable balances of $6,408.